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As filed with the Securities and Exchange Commission on July 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOT HILL SYSTEMS CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	13-3460176 (I.R.S. Employer Identification No.)

6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Address of principal executive offices)

2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(Full titles of the Plans)

James L. Lambert
Chief Executive Officer
Dot Hill Systems Corp.
6305 El Camino Real
Carlsbad, California 92009
(760) 931-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Coll, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share(3)	858,029 shares	$16.18	$13,882,909.22	$1123.13

(1)
Includes 758,029 shares issuable pursuant to the registrant's 2000 Amended and Restated Equity Incentive Plan (the "Equity Plan") and 100,000 shares issuable pursuant to the registrant's 2000 Amended and Restated Employee Stock Purchase Plan (the "ESPP"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers such additional shares of the registrant's Common Stock as may become issuable as a result of any stock split, stock dividend, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are derived from the average of the high and low sales prices of the registrant's Common Stock on July 9, 2003 as reported on the American Stock Exchange.

(3)
Includes associated rights to purchase shares of the registrant's Series A Junior Participating Preferred Stock.

PART II
Information required in the registration statement

Item 3. Incorporation Of Documents By Reference

        The following documents filed by DOT HILL SYSTEMS CORP. (the "registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

  •
  The registrant's registration statement on Form S-8 (File No. 333-96963) filed with the Commission on July 23, 2002.

  •
  The registrant's registration statement on Form S-8 (File No. 333-70952) filed with the Commission on October 4, 2001.

  •
  The registrant's registration statement on Form S-8 (File No. 333-88635) filed with the Commission on October 8, 1999.

  •
  The registrant's registration statement on Form S-8 (File No. 333-35751) filed with the Commission on September 16, 1997, as amended by a post-effective amendment filed with the Commission on September 17, 1997.

  •
  The registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, which is the registrant's latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which contains audited financial statements for the registrant's latest fiscal year for which a Form 10-K was required to have been filed.

  •
  The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

  •
  The registrant's Current Reports on Form 8-K filed with the Commission on June 4, 2003, May 19, 2003, May 7, 2003, May 2, 2003, April 23, 2003, March 19, 2003, January 30, 2003 and January 14, 2003.

  •
  The description of our capital stock contained in our Current Report on Form 8-K filed with the Commission on July 23, 2002, including any amendments or reports filed for the purpose of updating such description.

  •
  the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-13317) filed with the Commission on August 29, 1997, as amended by Amendment No. 1 filed with the Commission on September 4, 1997, Amendment No. 2 filed with the Commission on December 11, 2002 and Amendment No. 3 filed with the Commission on May 19, 2003, including any amendments or reports filed for the purpose of updating such description.

  •
  All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report, referred to in (a) above.

        All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

        The registrant's Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of the registrant's directors and officers for monetary damages. The registrant's Bylaws require the registrant to indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, and permit the registrant to indemnify its other officers. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article XI of the registrant's Bylaws, incorporated by reference in this registration statement.

        Under the registrant's Bylaws, the registrant must generally advance all expenses incurred by its directors and executive officers who are party or threatened to be made party to any action by reason of the fact that each such director or executive officer is or was a director or executive officer of the registrant. Each advancement shall only be made if such director or executive officer undertakes to repay any such advancement if it is ultimately determined that such person is not entitled to be indemnified under the registrant's Bylaws or otherwise. The registrant's Bylaws further provide that the registrant may purchase indemnification insurance on a person required or permitted to be indemnified under the Bylaws.

        These indemnification provisions may be sufficiently broad to permit indemnification of registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

        From time to time, the registrant may enter into individual contracts with any or all of its directors or officers regarding indemnification and advances, to the fullest extent permitted under Delaware law. The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers. On August 2, 1999, registrant entered into employment letter agreements with each of James Lambert and Dana Kammersgard. Pursuant to these agreements, registrant agreed to indemnify Mr. Lambert and Mr. Kammersgard for all damages and costs incurred by them in connection with claims arising out of their acts or omissions within the authorized scope of their employment. The agreements further state that the registrant shall provide such indemnification and advance all expenses incurred in connection with such claims as reasonably requested by these persons to the fullest extent permitted under applicable law, subject to approval by the registrant's Board of Directors from time to time.

Item 8. Exhibits

Exhibit Number	Description
4.1	Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed September 26, 2001).
4.2	Bylaws of the registrant (incorporated herein by reference to Exhibit 3.3 of the registrant's Current Report on Form 8-K filed May 19, 2003).
4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the registrant's Current Report on Form 8-K filed January 14, 2003).
4.4
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of the registrant's Current Report on Form 8-K filed May 19, 2003).
4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of the registrant's Current Report on Form 8-K filed May 19, 2003).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.

99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.2
Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.3
Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 of the registrant's Current Report on Form 8-K filed August 23, 2000).

Item 9. Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 14, 2003.

DOT HILL SYSTEMS CORP.
By:	/s/ JAMES L. LAMBERT
Name:	James L. Lambert
Title:	Chief Executive Officer, President, Chief Operating Officer and Director

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES L. LAMBERT and PRESTON ROMM, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES L. LAMBERT (James L. Lambert)	Chief Executive Officer, President, Chief Operating Officer and Director (PRINCIPAL EXECUTIVE OFFICER)	July 14, 2003
/s/ PRESTON ROMM (Preston Romm)	Chief Financial Officer and Treasurer (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)	July 14, 2003
/s/ CHARLES F. CHRIST (Charles F. Christ)	Chairman of the Board of Directors	July 14, 2003
/s/ BENJAMIN BRUSSEL (Benjamin Brussel)	Director	July 14, 2003
/s/ NORMAN R. FARQUHAR (Norman R. Farquhar)	Director	July 14, 2003
/s/ CHONG SUP PARK (Chong Sup Park)	Director	July 14, 2003
/s/ W.R. SAUEY (W.R. Sauey)	Director	July 14, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 4.1 of the registrant's Current Report on Form 8-K filed September 26, 2001).
4.2	Bylaws of the registrant (incorporated herein by reference to Exhibit 3.3 of the registrant's Current Report on Form 8-K filed May 19, 2003).
4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.3 of the registrant's Current Report on Form 8-K filed January 14, 2003).
4.4
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on May 19, 2003 (incorporated herein by reference to Exhibit 4.9 of the registrant's Current Report on Form 8-K filed May 19, 2003).
4.5	Form of Rights Certificate (incorporated herein by reference to Exhibit 4.10 of the registrant's Current Report on Form 8-K filed May 19, 2003).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this registration statement.
24.1	Power of Attorney is contained on the signature page of this registration statement.
99.1	2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.1 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.2
Form of Stock Option Agreement used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.3
Form of Stock Option Grant Notice used in connection with the 2000 Amended and Restated Equity Incentive Plan (incorporated herein by reference to Exhibit 99.3 of the registrant's Current Report on Form 8-K filed August 23, 2000).
99.4	2000 Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.4 of the registrant's Current Report on Form 8-K filed August 23, 2000).

QuickLinks

CALCULATION OF REGISTRATION FEE
PART II Information required in the registration statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX